UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Destination Maternity Corporation’s (the “Company”) Board of Directors announced that Allen Weinstein, a member of the Board since 2010, has been named interim Chief Executive Officer replacing Anthony M. Romano. Mr. Romano also stepped down as a member of the Company’s Board effective immediately.

In connection with Mr. Romano’s departure, and in accordance with his Employment Agreement with the Company dated August 10, 2014 (the “Romano Employment Agreement”), the Company has entered into a Separation and Release Agreement with Mr. Romano, pursuant to which Mr. Romano has granted a general release in favor of the Company as a condition of receiving the payments and other benefits specified in his Employment Agreement. The Separation and Release Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In respect of Mr. Weinstein’s service as interim Chief Executive Officer, he and the Company entered into a letter agreement concerning compensation. The letter agreement was approved by the Board and the Compensation Committee (the “Committee”) of the Board. Pursuant to the letter agreement, the Company agreed to pay to Mr. Weinstein the compensation set forth in paragraphs (a) through (c), inclusive, below. As interim Chief Executive Officer, Mr. Weinstein will not be eligible to participate in the Company’s Management Incentive Program or in any severance arrangement, or receive any other incentive or executive perquisite not described in his letter agreement.

Mr. Weinstein’s compensation for his service as interim President and Chief Executive Officer under the Agreement is as follows:

(a) base salary payable at an annual rate of $620,000;

(b) a $50,000 bonus on March 17, 2018, if Mr. Weinstein remains employed by the Company on that date; provided that if his employment is terminated by the Company prior to such date Mr. Weinstein would receive the bonus on the date of such termination;

(c) reimbursement for all reasonable and necessary business expenses incurred for the benefit of the Company during his period of interim service, including reimbursement of reasonable transportation and temporary living expenses incurred by Mr. Weinstein as a result of his commuting and/or temporary relocation during his period of interim service.

Mr. Weinstein’s letter agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

In connection with the management changes described above, the Board agreed to increase the base salary of Ronald J. Masciantonio, the Company’s Chief Administrative Officer, from $390,000 to $425,000, effective from September 7, 2017.

Item 7.01	Regulation FD Information.

On September 7, 2017, the Company issued a press release relating to the management changes described in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement dated September 7, 2017, between the Company and Anthony M. Romano.

10.2	Letter Agreement dated September 7, 2017, between the Company and Allen Weinstein.

99.1	Press Release dated September 7, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 8, 2017	DESTINATION MATERNITY CORPORATION

	By:	/s/ David Stern
David Stern
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement dated September 7, 2017, between the Company and Anthony M. Romano.

10.2	Letter Agreement dated September 7, 2017, between the Company and Allen Weinstein.

99.1	Press Release dated September 7, 2017.